As filed with the Securities and Exchange Commission on August 8, 2017	Registration No. 333-____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_____________

ATTUNITY LTD.
(Exact name of registrant as specified in its charter)

Israel (State or Other Jurisdiction of Incorporation or Organization)	None (I.R.S. Employer Identification Number)

16 Atir Yeda Street, Atir Yeda Industrial Park, Kfar Saba 4464321, Israel
 (Address of Principal Executive Offices; Zip Code)
_______________

Attunity Ltd 2012 Stock Incentive Plan
(Full Title of the Plan)
_______________

Dror Harel-Elkayam
CFO and Secretary
Attunity Inc.
70 Blanchard Road
 Burlington, Massachusetts 01803
(Name and Address of Agent for Service)

(781) 730 4070
 (Telephone Number, Including Area Code, of Agent for Service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

Ido Zemach, Adv. Goldfarb Seligman & Co. 98 Yigal Alon Street Tel-Aviv 6789141, Israel Telephone: +972-3-608-9999 Facsimile: +972-3-608-9855

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee (4)
Ordinary Shares, par value NIS 0.40 per share	134,444	$11.32	(2)	$1,521,906.08	(2)	$176.39
Ordinary Shares, par value NIS 0.40 per share	19,000	$8.89	(2)	$168,910.00	(2)	$19.58
Ordinary Shares, par value NIS 0.40 per share	20,250	$7.81	(2)	$158,152.50	(2)	$18.32
Ordinary Shares, par value NIS 0.40 per share	118,250	$7.29	(2)	$862,042.50	(2)	$99.91
Ordinary Shares, par value NIS 0.40 per share	40,000	$9.15	(2)	$366,000.00	(2)	$42.42
Ordinary Shares, par value NIS 0.40 per share	119,185	$9.87	(2)	$1,176,355.95	(2)	$160.42
Ordinary Shares, par value NIS 0.40 per share	80,000	$10.29	(2)	$823,200.00	(2)	$95.41
Ordinary Shares, par value NIS 0.40 per share	79,250	$10.78	(2)	$854,315.00	(2)	$99.01
Ordinary Shares, par value NIS 0.40 per share	189,875	$13.82	(2)	$2,624,072.50	(2)	$304.13
Ordinary Shares, par value NIS 0.40 per share	34,000	$13.96	(2)	$465,460.00	(2)	$53.95
Ordinary Shares, par value NIS 0.40 per share	14,500	$14.68	(2)	$212,860.00	(2)	$24.67
Ordinary Shares, par value NIS 0.40 per share	98,667	$11.38	(2)	$1,122,830.46	(2)	$130.14
Ordinary Shares, par value NIS 0.40 per share	129,265	$12.42	(2)	$1,605,471.30	(2)	$186.07
Ordinary Shares, par value NIS 0.40 per share	76,625	$10.06	(2)	$770,847.50	(2)	$89.34
Ordinary Shares, par value NIS 0.40 per share	3,000	$6.75	(2)	$20,250.00	(2)	$2.35
Ordinary Shares, par value NIS 0.40 per share	112,278	$5.67	(2)	$636,616.26	(2)	$73.78
Ordinary Shares, par value NIS 0.40 per share	20,000	$5.63	(2)	$112,600.00	(2)	$13.05
Ordinary Shares, par value NIS 0.40 per share	3,000	$6.00	(2)	$18,000.00	(2)	$2.09
Ordinary Shares, par value NIS 0.40 per share	311,512	$6.77	(3)	$2,108,936.24	(3)	$244.43
Total	1,603,101	N/A		$15,628,826.29		$1,835.46

(1)
Plus such number of ordinary shares of the Registrant, as may be issued to prevent dilution resulting from stock dividends, stock splits or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act").

(2)
The proposed maximum offering price per share and the proposed maximum aggregate offering price are based on the exercise price provided for in the relevant stock options, in accordance with Rules 457(c) and 457(h) under the Securities Act.

(3)
The proposed maximum offering price per share and the proposed maximum aggregate offering price have been estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act on the basis of the average of the high and low prices of the ordinary shares on the NASDAQ Capital Market on August 4, 2017, a date within five (5) business days prior to the date of this Registration Statement.

(4)	Calculated pursuant to Section 6(b) of the Securities Act as follows: proposed maximum aggregate offering price multiplied by 0.0001159.
________________________________

This Registration Statement shall become effective immediate-ly upon filing as provided in Rule 462 under the Securities Act of 1933.

REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement is filed by Attunity Ltd. (the "Registrant", "Attunity" or "we") in accordance with the provisions of General Instruction E to Form S-8 for the purpose of registering an additional 1,603,101 ordinary shares, par value NIS 0.40 per share, of the Registrant, which are reserved for offer and sale under the Attunity Ltd 2012 Stock Incentive Plan (the "Plan"). The contents of the Registrant's Registration Statement on Form S-8 as filed with the Securities and Exchange Commission (the "Commission") on  February 6, 2014 (File No. 333-193783), which was filed to register ordinary shares for issuance under the Plan, are incorporated herein by reference and the information required by Part II is omitted, except as supplemented by the information set forth below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

Attunity hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(a)
the Registrant's Annual Report on Form 20-F for the fiscal year ended December 31, 2016, filed with the Commission on March 1, 2017, as amended by the Registrant's Annual Report on Form 20-F/A for the fiscal year ended December 31, 2016, filed with the Commission on March 6, 2017;

(b)
all other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the documents referred to in clause (a) above;

(c)
the description of our ordinary shares contained in our Registration Statement on Form 8-A (File No. 001-20892) filed with the Commission on July 25, 2012 and any amendment or report filed for the purpose of updating that description; and

(d)
the description of our bonus rights to purchase ordinary shares contained in our Registration Statement on Form 8-A (File No. 001-20892) filed with the Commission on June 8, 2016, as amended by Form 8-A/A (File No. 001-20892) filed with the Commission on June 20, 2017 and any amendment or report filed for the purpose of updating that description.

All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, and all Reports on Form 6-K submitted to the Commission subsequent to the date hereof, to the extent that such Reports indicate that information therein is incorporated by reference into the Registrant’s Registration Statements on Form S-8, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

                Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

The following exhibits are filed as part of this registration statement:

EXHIBIT INDEX

EXHIBIT NO.       DESCRIPTION

3.1	Memorandum of Association of the Registrant, as amended and restated. (1)

3.2	Amended and Restated Articles of Association of the Registrant. (2)

3.3	Bonus Rights Agreement, dated as of June 7, 2016, between the Registrant and American Stock Transfer & Trust Company, LLC (3), as amended on June 19, 2017. (4)

4.1	2012 Stock Incentive Plan. (5)

4.2	Specimen of Ordinary Share Certificate. (6)

5.1	Opinion of Goldfarb Seligman & Co.*

23.1	Consent of Goldfarb Seligman & Co. (contained in Exhibit 5.1).

23.2	Consent of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global.*

24.1	Powers of Attorney (included in the signature page to this Registration Statement).
___________
(1)	Filed as Exhibit 3.1 to the Registrant’s Registration Statement on Form F-3, filed with the Commission on September 27, 2012, and incorporated herein by reference.
(2)	Filed as Exhibit 3.2 to the Registrant's Registration Statement on Form F-3, filed with the Commission on September 27, 2012, and incorporated herein by reference.
(3)	Filed as Exhibit 99.2 to the Registrant's Report of Foreign Private Issuer on Form 6-K submitted to the Commission on June 8, 2016, and incorporated herein by reference.
(4)	Filed as Exhibit 99.1 to the Registrant's Report of Foreign Private Issuer on Form 6-K submitted to the Commission on June 20, 2017, and incorporated herein by reference.
(5)
Filed as Annex A to the Registrant’s Proxy Statement filed on the Registrant's Report of Foreign Private Issuer on Form 6-K submitted to the Commission on November 20, 2012, and incorporated herein by reference.

(6)	Filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form F-3, filed with the Commission on September 27, 2012, and incorporated herein by reference.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kfar Saba, Israel, on the 8th day of August, 2017.

ATTUNITY LTD By: /s/ Dror Harel-Elkayam Name: Dror Harel-Elkayam Title: Chief Financial Officer and Secretary

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.  The undersigned officers and directors of the registrant hereby severally constitute and appoint Shimon Alon and Dror Harel-Elkayam, and each of them, our true and lawful attorney-in-fact to sign for us and in our names in the capacities indicated below any and all amendments or supplements, whether pre-effective or post-effective, to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, granting unto each of said attorneys, acting singly, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming our signatures to said amendments to this registration statement signed by our said attorneys and all else that said attorneys may lawfully do and cause to be done by virtue hereof.

Signature	Title	Date
/s/ Shimon Alon Shimon Alon	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	August 8, 2017
/s/ Dror Harel-Elkayam Dror Harel-Elkayam	Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	August 8, 2017
Dov Biran	Director	August , 2017
/s/ Dan Falk Dan Falk	Director	August 8, 2017
/s/ Tali Alush-Aben Tali Alush-Aben	Director	August 8, 2017
/s/ Gil Weiser Gil Weiser	Director	August 8, 2017
/s/ Ron Zuckerman Ron Zuckerman	Director	August 8, 2017
Attunity Inc. By: /s/ Dror Harel-Elkayam Name: Dror Harel-Elkayam Title: Chief Financial Officer and Secretary	Authorized Representative in the United States	August 8, 2017

EXHIBIT INDEX

EXHIBIT NO.      DESCRIPTION

3.1	Memorandum of Association of the Registrant, as amended and restated. (1)

3.2	Amended and Restated Articles of Association of the Registrant. (2)

3.3	Bonus Rights Agreement, dated as of June 7, 2016, between the Registrant and American Stock Transfer & Trust Company, LLC (3), as amended on June 19, 2017. (4)

4.1	2012 Stock Incentive Plan. (5)

4.2	Specimen of Ordinary Share Certificate. (6)

5.1	Opinion of Goldfarb Seligman & Co.*

23.1	Consent of Goldfarb Seligman & Co. (contained in Exhibit 5.1).

23.2	Consent of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global.*

24.1	Powers of Attorney (included in the signature page to this Registration Statement).

___________
(1)	Filed as Exhibit 3.1 to the Registrant’s Registration Statement on Form F-3, filed with the Commission on September 27, 2012, and incorporated herein by reference.
(2)	Filed as Exhibit 3.2 to the Registrant's Registration Statement on Form F-3, filed with the Commission on September 27, 2012, and incorporated herein by reference.
(3)	Filed as Exhibit 99.2 to the Registrant's Report of Foreign Private Issuer on Form 6-K submitted to the Commission on June 8, 2016, and incorporated herein by reference.
(4)	Filed as Exhibit 99.1 to the Registrant's Report of Foreign Private Issuer on Form 6-K submitted to the Commission on June 20, 2017, and incorporated herein by reference.
(5)
Filed as Annex A to the Registrant’s Proxy Statement filed on the Registrant's Report of Foreign Private Issuer on Form 6-K submitted to the Commission on November 20, 2012, and incorporated herein by reference.

(6)	Filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form F-3, filed with the Commission on September 27, 2012, and incorporated herein by reference.

* Filed herewith.